Exhibit 99.1
Mindspeed Announces Departure of Chief Financial Officer Bret W. Johnsen
Company Appoints Executive Director, Finance, Kristen M. Schmidt as Interim Chief Financial Officer
NEWPORT BEACH, Calif., Apr 19, 2011 (BUSINESS WIRE) — Mindspeed Technologies, Inc. (NASDAQ:MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced the resignation of its chief financial officer, Bret W. Johnsen, effective May 6, 2011. The company also announced that Kristen M. Schmidt, executive director, finance, has been appointed interim chief financial officer, effective May 6, 2011. Mindspeed has initiated an immediate search for a permanent chief financial officer with a professional search firm. Mr. Johnsen joined Mindspeed in July 2008 as senior vice president, chief financial officer and treasurer.
“Bret has been a valued member of my executive staff over the past three years and played a key role in executing our successful turnaround. The entire Mindspeed team and I are grateful for his efforts and wish him well with his new endeavors,” said Raouf Y. Halim, chief executive officer of Mindspeed. “As a fifteen year veteran of Mindspeed and its predecessor companies, Kristen has the full complement of knowledge and the experience necessary to assume the position of interim chief financial officer and has my full confidence.”
“As I leave to take the position of chief financial officer with a private company outside of the semiconductor industry, I am grateful for the professional opportunities Mindspeed has offered me over the past three years,” said Mr. Johnsen. “I leave Mindspeed with a strong finance team, a significantly improved balance sheet and with a market leading platform of products that I believe will continue to drive growth for the company.”

The company’s regularly scheduled earnings conference call announcing its fiscal second quarter 2011 results will be held on Monday, April 25, 2011, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time, as previously announced. During the call, the company will discuss that it is currently experiencing strengthening demand trends in optical access fiber-to-the-x (FTTx) and optical transport networks (OTN) that the company believes will drive revenue growth in the second half of its fiscal year 2011.
About Mindspeed Technologies
Mindspeed Technologies, Inc. designs, develops and sells semiconductor solutions for communications applications in the wireline and wireless network infrastructure, which includes enterprise networks, broadband access networks (fixed and mobile), and metropolitan and wide area networks. We have organized our solutions for these interrelated and rapidly converging networks into three families. Our communications convergence processing (CCP) products include ultra-low-power, multi-core digital signal processor (DSP) system-on-chip (SoC) products for the fixed and mobile (3G/4G/LTE) carrier infrastructure and residential and enterprise service platforms. Our high-performance analog (HPA) products solve difficult switching, timing and synchronization challenges in next-generation optical networking, enterprise storage and broadcast video transmission applications. Our wide area networking (WAN) communications portfolio helps optimize today’s circuit-switched networks. Mindspeed’s products are sold to original equipment manufacturers (OEMs) for use in a variety of network infrastructure equipment which serves these markets.
To learn more, visit us at www.mindspeed.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding the company’s expectations, goals or intentions, including, but not limited to: the success of the company’s turnaround; the state of the company’s balance sheet; the strength of the company’s product platform; and strengthening demand trends and growth drivers. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: fluctuations in our operating results and future operating losses; worldwide political and economic uncertainties and specific conditions in the markets we address; fluctuations in the price of our common stock; loss of or diminished demand from one or more key customers or distributors; successful development and introduction of new products; constraints in the supply of wafers and other product components from our third-party manufacturers; cash requirements and terms and availability of financing; our ability to attract and retain qualified personnel; doing business internationally and our ability to successfully and cost effectively establish and manage operations in foreign jurisdictions; pricing pressures and other competitive factors; lengthy sales cycles; order and shipment uncertainty; our ability to obtain design wins and develop revenues from them; the expense of and our ability to defend our intellectual property against infringement claims by others; product defects and bugs; business acquisitions and investments; and our ability to utilize our net operating loss carryforwards and certain other tax attributes. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2010, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
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